UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2014

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           As previously disclosed, on March 3, 2014, Safi R. Bahcall, Ph.D. notified the Board of Directors of Synta Pharmaceuticals Corp. (“Synta” or the “Company”) of his resignation as the President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of Synta.

In connection with Dr. Bahcall’s resignation, Synta entered into a Separation Agreement with Dr. Bahcall on March 20, 2014. Pursuant to the terms and conditions of the Separation Agreement, Dr. Bahcall will receive the following:

•                  Accelerated vesting of all of his unvested stock option awards;

•                  Extension of the exercise period of all his stock option awards until the earlier of June 30, 2016 or the expiration date of any applicable stock option; and

•                  Twenty-four months of his current annual base salary, made in equal installments pursuant to Synta’s normal payroll practices over the next twenty-four months.

Dr. Bahcall’s right to receive the foregoing is subject to, among other obligations, his agreement to cooperate fully with Synta relating to any previous employment matters until September 3, 2014, his execution of a release of claims against the Company, and his agreement that the confidential, intellectual property and non-solicitation provisions, as well as certain non-competition provisions, set forth in his letter agreement with Synta, dated April 18, 2005, will continue to apply in accordance with their terms.

The foregoing is a summary description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Additionally, on March 18, 2014, based upon the recommendation of the Compensation Committee, Synta’s Board approved an amendment to its non-employee director compensation policy (the “Amendment”), effective immediately, to establish the compensation of the newly formed Executive Committee, which is overseeing the Company’s leadership transition.  Pursuant to the Amendment, each member of the Executive Committee is entitled to receive a quarterly retainer of $3,000, prorated for partial quarters and payable in arrears.  The Company intends to file a copy of the Amended and Restated Director Compensation Policy, which will incorporate the Amendment, in connection with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

ITEM 8.01           Other Events.

On March 20, 2014, Synta issued a press release announcing interim results from the ENCHANT-1 trial, a single-arm multi-center Phase 2 proof-of-concept study designed to evaluate ganetespib, administered as monotherapy for the treatment of metastatic breast cancer.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

10.1	Separation Agreement between the Company and Dr. Bahcall, dated March 19, 2014.
99.1	Press Release, dated March 20, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: March 20, 2014	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer

3